Exhibit 10(i)4

ALLETE Executive Long-Term Incentive Plan
Form of Cash Award
Effective 2017
[CEO]

Target Award Opportunity

Base Salary	$

Times

Award Opportunity (percent of base salary)%

Equals

Target Award	$

Performance Levels and Award Amounts

Goal Performance Level	Payout as Percent of Target Award	Award Amount
Superior	200%	$
Target	100%	$
Threshold	37.5%	$
Below Threshold	0%	$

Goals

Goal
Weighting
Financial Goals
Net Income	25%
Cash from Operating Activities	25%

Strategic & Operational Positioning Goals	50%
100%
Portions Subject to 162(m)

Portions of this award are intended to qualify as performance-based compensation within the meaning of I.R.S. Code Section 162(m), namely , all amounts related to the Financial Goals and the objective Strategic & Operational Positioning Goals. Accordingly, those portions will be interpreted and administered consistent with Section 9.2 of the Long-Term Incentive Plan.

Compensation Subject to Compensation Recovery Policy

Annual Incentive Plan Compensation is subject to recoupment as defined in the Compensation Recovery policy.